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                                                                    EXHIBIT 99.1

FASTNET
CORPORATION
3864 COURTNEY STREET * SUITE 130
BETHLEHEM, PENNSYLVANIA 18017
WWW.FAST.NET

NASDAQ:: FSST

FOR IMMEDIATE RELEASE


                   FASTNET REPORTS 2003 FIRST QUARTER RESULTS

BETHLEHEM, PA--MAY 16, 2003--FASTNET (R) CORPORATION (NASDAQ: FSST), announces first quarter 2003 resulTS.

         For the quarter ended March 31, 2003, total revenues were $8.1 million, an increase of approximately 88% or $3.8 million over the quarter ended March 31, 2002. Cost of revenues increased by approximately $3.1 million, from $1.9 million to $5.0 million, while selling, general and administrative costs increased by approximately $1.3 million for the quarter ended March 31, 2003 as compared to the quarter ended March 31, 2002. Net loss for the first quarter was $2.6 million, versus a net loss of $2.2 million during the comparable period in the prior year. Average number of common shares outstanding during the first quarter of 2003 was 25.4 million versus 20.7 million during the first quarter of 2002.

         Cost of revenue as a percentage of revenue increased from 45% in the first quarter of 2002 to 62% in the first quarter of 2003. As a percentage of revenues, selling, general and administrative costs decreased approximately 9%, from 52% to 43% in the first quarter, 2003 as compared to the first quarter, 2002. The changes in cost of revenue, selling, general and administrative costs as a percentage of revenues were attributable to the effects of the Company's recent acquisitions.

         The Company's working capital deficit increased from $15.6 million at December 31, 2002 to $17.1 million at March 31, 2003, primarily due to cash used to fund the Company's operating loss, lease and capital lease payments and increases in the portion of debt due within one year of March 31, 2003.

         Commenting on these results, FASTNET's Chairman and President, R. Barry Borden, said, "We were disappointed with our first quarter results, which were seriously impacted by the negative results of our operations in upstate New York. In light of these results, management of FASTNET has developed a plan that will include reduction of numerous expenses and cash outlays that will not interfere with our ability to provide service to our customers.


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         "Our foremost goal is to continue to maintain high quality, reliable high-speed Internet access, web hosting and co-location services for our customers. All of our actions are aimed at guaranteeing our ability to do so. To that goal, we have not taken any action, nor do we plan any action, that would reduce the quality of our service or our ability to respond to our customers' needs."

ABOUT FASTNET CORPORATION

FASTNET (NASDAQ: FSST) provides high-performance, dedicated and reliable broadband services to businesses that need to drive productivity, profitability and customer service via the Internet. Through private, redundant peering arrangements with the national IP backbone carriers, FASTNET delivers customer data through the fastest, least congested route to enhance reliability, improve performance, and eliminate downtime. Founded in 1994, FASTNET provides a complete suite of solutions for dedicated and broadband access, Internet security and data backup, as well as, wireless Internet connectivity, VPN design and implementation, managed hosting, Web site and e-commerce development and co-location.

Based in Bethlehem, PA, FASTNET serves the greater Mid-Atlantic region from Northern Virginia to New York.

The Company's common shares are listed on the NASDAQ stock market under the symbol "FSST." For more information on FASTNET, visit the Company's Web site at www.fast.net or call 1-888-321-FAST.

FORWARD LOOKING STATEMENTS

This news release contains comments or information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involves significant risks and uncertainties. The forward-looking statements in this release include statements relating to; the ability to execute our plan; to reduce expenses; and to reduce cash outlays. Actual results may differ materially from the results discussed in the forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including but not limited to our ability to achieve the intended benefits of our plan. You should review carefully the risk factors set forth in our annual report on Form 10-K as filed with the Securities and Exchange Commission. The information contained herein is current only as of the date of this release and we undertake no obligation to update the information in this press release in the future.

AT FASTNET CORPORATION

Ward  Schultz
Chief Financial Officer

(610) 266-6700
                                      -###-


                           FINANCIAL TABLES TO FOLLOW

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                               FASTNET CORPORATION

                             SUMMARY FINANCIAL DATA

                    (Dollars in thousands except share data)

                                                        THREE MONTHS ENDED
                                                              MARCH 31,
                                                       2003            2002
                                                   -------------   -------------

REVENUES                                           $      8,126    $      4,319

OPERATING EXPENSES:
 Cost of revenues                                         5,065           1,924
 Selling, general and administrative                      3,529           2,277
 Depreciation and amortization                            2,015           1,899
                                                   -------------   -------------
    Total operating expenses                             10,609           7,000
                                                   -------------   -------------

OPERATING LOSS                                           (2,483)         (1,781)

Other expense, net                                         (130)            (27)
                                                   -------------   -------------
NET LOSS BEFORE DEEMED DIVIDEND                          (2,613)         (1,808)

Deemed dividend- beneficial conversion feature               --            (370)
                                                   -------------   -------------

NET LOSS APPLICABLE TO COMMON SHAREHOLDERS         $     (2,613)   $     (2,178)
                                                   =============   =============


BASIC & DILUTED NET LOSS PER COMMON SHARE          $      (0.10)   $      (0.11)
                                                   =============   =============

SHARES USED IN COMPUTING BASIC AND DILUTED
NET LOSS PER COMMON SHARE                            25,380,879      20,684,713
                                                   =============   =============


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                                                               AS OF
                                                     MAR 31, 2003   DEC 31, 2002
                                                     ---------------------------
                                                             (Unaudited)
BALANCE SHEET DATA:

Cash, marketable securities, and restricted
  investments                                        $     1,058    $     2,597
Current assets                                             8,092         10,789
Property and equipment, net                               12,157         13,728
Goodwill and intangibles                                  17,479         17,771
Total assets                                              38,435         42,612
Current liabilities                                       25,163         26,394
Debt                                                       6,248          6,405
Shareholders' equity                                       8,585         11,198


                                                         THREE MONTHS ENDED
                                                     MAR 31, 2003   MAR 31, 2002
                                                     ---------------------------
                                                             (Unaudited)
CASH FLOW DATA:

Net cash used in operating activities                $    (1,327)   $    (1,292)

Net cash used in investing activities                        (50)        (1,344)

Net cash used in financing activities                       (161)        (1,945)
                                                     ------------   ------------
Net decrease in cash and cash equivalents                 (1,539)        (4,581)
Cash and cash equivalents, beginning of period             2,597         10,271
                                                     ------------   ------------
Cash and cash equivalents, end of period             $     1,058    $     5,690
                                                     ============   ============